SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A
                                 Amendment No.1




                             Current Report Pursuant
                          to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported): May 8, 1997


                              ILC TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                 (State or Other Jurisdiction of Incorporation)

     0-11360                                          94-1655721
     (Commission File Number)           (I.R.S. Employer Identification Number)



                   399 JAVA DRIVE, SUNNYVALE, CALIFORNIA 94089
                  (Address of principal executive offices) (Zip Code)

                                 (408) 745-7900
              (Registrant's Telephone Number, Including Area Code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
-------   ------------------------------------

     On May 8, 1997, ILC Technology, Inc. (the "Company") sold all of the assets of Converter Power, Inc. ("CPI"), a wholy-owned subsidiary of the Company, to ASTeX/CPI Acquisition Corp. ("AAC"), a wholly-owned subsidiary of Applied Science and Technology, Inc. ("ASTeX"). The consideration received consisted of $6,350,000 in cash, 45,000 shares of ASTeX Common Stock and assumption by AAC of substantially all of the liabilities of CPI. The number of shares of ASTeX Common Stock is subject to adjustment based on the final audited CPI balance sheet and, additionally, for certain warranty claims over the next two years.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
-------   ---------------------------------

     (a)  Financial Statements of Business Acquired.

          Not Applicable.

     (b) Pro Forma Financial Information. The following pro forma financial statements are filed as part of this report:

          Pro Forma Balance Sheet as of March 29, 1997 (unaudited).

          Pro Forma Statement of Operations for the Six Month Period Ended March 29, 1997 (unaudited).

          Pro Forma Statements of Operations for the Years Ended September 28, 1996 and September 27, 1997 (unaudited).

     (c)  Exhibits.

          The following exhibit is filed herewith:

          2.01 Asset Purchase Agreement dated May 8, 1997, by and among Applied Science and Technology, Inc., ASTeX/CPI Acquisition Corp., Converter Power, Inc. and ILC Technology, Inc. Schedules to this Exhibit have not been filed. The Exhibit contains a list briefly identifying the omitted schedules. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request. (previously filed)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated:  January 13, 1998                     ILC Technology, Inc.



                                             By:  /S/ RONALD E. FREDIANELLI
                                             ---  -------------------------
                                                  Ronald E. Fredianelli
                                                  Chief Financial Officer

                              ILC TECHNOLOGY, INC.
                        CONDENSED PRO FORMA BALANCE SHEET
                              AS OF MARCH 29, 1997
                                   (unaudited)
                      (in thousands, except per share data)

     The following statement sets forth the unaudited pro forma Balance Sheet of the Company as of March 29, 1997, as if the sale of Converter Power, Inc. had occurred on that date.


                                                       PRO FORMA     PRO FORMA
ASSETS                                    HISTORICAL   ADJUSTMENTS     RESULTS

Current assets:
 Cash ................... ................$1,223     $199     (1,5)    $1,422
 Accounts receivables, net ...............11,521   (1,149)    (1,2)    10,372
 Inventories .............................10,987   (1,826)      (1)     9,161
 Deferred tax asset ...................... 2,158                        2,158
 Prepaid expenses ........................   235      (27)      (1)       208
 Net assets from discontinued
  operations ............................. 3,697                        3,697
                                          ------    -----               -----

   Total current assets ..................29,821   (2,803)             27,018

  Property and equipment, net ........... 22,138     (745)      (1)    21,393
  Covenant-not-to-compete, net ..........    297                          297
  Other assets ..........................    765        7       (1)       772
                                          ------    -----              ------

   Total assets .........................$53,021  ($3,541)            $49,480
                                         =======  =======             =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ......................$ 5,133   ($ 644)      (1)    $4,489
  Accrued liabilities ...................  5,544      896     (1,3)     6,440
  Accrued income taxes payable ..........  1,999    1,022       (4)     3,021
                                         -------    -----              ------

   Total current liabilities ............ 12,676    1,274              13,950

  Long term debt and obligations.........  8,928   (6,350)      (2)     2,578
                                         -------   -------              -----
   Total Liabilities..................... 21,604   (5,076)             16,528
                                          ------   ------              ------
  Stockholders' equity .................. 31,417    1,535       (5)    32,952
                                          ------    -----              ------
   Total liabilities and stockholders'
    equity...............................$53,021  ($3,541)           $49,480
                                         =======  =======            =======



(1)  Adjustment to eliminate the assets sold to and liabilities assumed by AAC.

(2) Adjustment to record ASTEX stock valued at $500,000 and pay down of debt principal of $6,350,000 with cash proceeds from the sale of CPI.

(3) Adjustment to accrue expenses of approximately $1,355,000 associated with the sale of CPI.

(4)  Adjustment  to  accrue   additional  taxes  payable  on  the  CPI  gain  of
     approximately $2,316,000.

(5)  Adjustment to reflect the net gain on the sale of CPI.






                              ILC TECHNOLOGY, INC.
                   CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED MARCH 29, 1997
                                   (unaudited)
                      (in thousands, except per share data)


     The following statement sets forth the unaudited pro forma Statement of Operations of the Company for the six month period ended March 29, 1997, as if the sale of Converter Power, Inc. had occurred on September 29, 1996.


                                                 PRO FORMA          PRO FORMA
                                HISTORICAL      ADJUSTMENTS          RESULTS
                                ----------      -----------          -------

Net sales ........................$26,897        ($4,079)     (1)    $22,818

Costs and expenses:
 Cost of sales ................... 19,306         (3,065)     (1)     16,241
 Research and development ........  2,276           (588)     (1)      1,688
 Marketing .......................  1,526           (245)     (1)      1,281
 General and Administrative ......  2,082           (326)     (1)      1,756
 Amortization of intangibles .....     60                                 60
 Interest expense, net ...........    324           (241)     (2)         83
                                   ------         ------               -----

     Total costs and expenses .... 25,574         (4,465)             21,109
                                   ------         ------              ------

Income from continuing operations
 before provision for income
 taxes ............................. 1,323           386               1,709

Provision for income taxes on
 continuing operations .............   327           155      (3)        482
                                    -----           -----               ----

Income from continuing operations ..$ 996          $ 231              $1,227
                                    =====          =====              ======

Earnings per share from
 continuing operations .............$0.20          $0.05              $0.25
                                    =====          =====              =====

Weighted average shares ............5,005          5,005              5,005
                                    =====          =====              =====






(1) Adjustment to eliminate CPI sales and direct expenses as if the sale of CPI had occurred at the beginning of the period.

(2) Adjustment to reflect reduced interest expense from the pay down of $6,350,000 of debt principal with cash proceeds from the CPI sale. Interest at 7.6% per annum based on ILC's average borrowing rate. The pro forma adjustments assume debt paid down at the beginning of the period.

(3)  Adjustment to reflect a statutory tax rate of 40%






                              ILC TECHNOLOGY, INC.
                   CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 28, 1996
                                   (unaudited)
                      (in thousands, except per share data)





     The following statement sets forth the unaudited pro forma Statement of Operations of the Company for the year ended September 28, 1996, as if the sale of Converter Power had occurred on October 1, 1995.



                                                       PRO FORMA      PRO FORMA
                                        HISTORICAL    ADJUSTMENTS      RESULTS

Net Sales ...........................   $54,206       ($10,400)   (1)   $43,806

Costs and expenses:
 Cost of sales ......................    36,180         (7,222)   (1)    28,958
 Research and development ...........     4,320         (1,099)   (1)     3,221
 Marketing ..........................     2,646           (345)   (1)     2,301
 General and administrative .........     4,417         (1,018)   (1)     3,399
 Amortization of intangibles ........       120                             120
 Interest expense, net ..............       462           (482)   (2)      (20)
                                         ------         ------            -----

     Total costs and expenses .......    48,145        (10,166)          37,979
                                         ------        -------           ------

Income from continuing operations
 before provision for income taxes ..     6,061           (234)           5,827

Provision for income taxes on
 continuing operations ..............     1,515            (94)   (3)     1,421
                                          -----           ----            -----

Income from continuing operations ...    $4,546          ($140)          $4,406
                                         ======          =====           ======

Earnings per share from
 continuing operations ........           $0.92         ($0.03)           $0.89
                                          =====         ======            =====

Weighted average shares........           4,923          4,923           $4,923
                                          =====          =====           ======




(1) Adjustment to eliminate CPI sales and direct expenses as if the sale of CPI had occurred at the beginning of the period.

(2) Adjustment to reflect reduced interest expense from the pay down of $6,350,000 of debt principal with cash proceeds from the CPI sale. Interest at 7.6% per annum based on ILC's average borrowing rate. The pro forma adjustments assume debt paid down at the beginning of the period.

(3)  Adjustment to reflect a statutory tax rate of 40%.











                              ILC TECHNOLOGY, INC.
                   CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 27, 1997
                                   (unaudited)
                      (in thousands, except per share data)





     The following statement sets forth the unaudited pro forma Statement of Operations of the Company for the year ended September 27, 1997, as if the sale of Converter Power had occurred on September 29, 1996.


                                                     PRO FORMA        PRO FORMA
                                    HISTORICAL      ADJUSTMENTS        RESULTS

Net sales .........................  $55,518         ($ 4,668)   (1)   $50,850

Costs and expenses:
 Cost of sales ....................   39,194           (3,461)   (1)    35,733
 Research and development .........    4,253             (678)   (1)     3,575
 Marketing ........................    3,059             (299)   (1)     2,760
 General and administrative .......    4,329             (375)   (1)     3,954
 Amortization of intangibles ......      120                               120
 Interest expense, net ............      494             (482)   (2)        12
                                      ------           ------            -----

     Total costs and expenses .....   51,449           (5,295)          46,154
                                      ------           ------           ------

Income from continuing operations
 before provision for income taxes
 and gain on sale of CPI ..........    4,069              627            4,696

Gain on sale of CPI ...............    2,378                             2,378
                                      ------            -----            -----

Income from continuing operations
 before provision for income
 taxes .............................   6,447              627            7,074

Provision for income taxes on
 continuing operations .............   1,608              251     (3)    1,859
                                      ------             ----            -----

Income from continuing operations ..  $4,839             $376           $5,215
                                      ======             ====           ======

Earnings per share from
 continuing operations .............   $0.96            $0.07            $1.03
                                       =====            =====            =====

Weighted average shares ............   5,048            5,048            5,048
                                       =====            =====            =====



(1) Adjustment to eliminate CPI sales and direct expenses as if the sale of CPI had occurred at the beginning of the period.

(2) Adjustment to reflect reduced interest expense from the pay down of $6,350,000 of debt principal with cash proceeds from the CPI sale. Interest at 7.6% per annum based on ILC's average borrowing rate. The pro forma adjustments assume debt paid down at the beginning of the period.

(3)  Adjustment to reflect a statutory tax rate of 40%.


                                INDEX TO EXHIBITS
                                -----------------




EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

2.01 Asset Purchase Agreement dated May 8, 1997, by and among Applied Science and Technology, Inc., ASTeX/CPI Acquisition Corp., Converter Power, Inc. and ILC Technology, Inc. Schedules to this Exhibit have not been filed. The Exhibit contains a list briefly identifying the omitted schedules. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.